EXHIBIT 99.1

FOR IMMEDIATE RELEASE
The Jones Group Inc.

Investor Contact:
John T. McClain, Chief Financial Officer
Jones Apparel Group
(212) 642-3860

Media Contacts:
Joele Frank and Sharon Stern
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

THE JONES GROUP INC. REPORTS 2011 FIRST QUARTER RESULTS

New York, New York - April 27, 2011 - The Jones Group Inc. (NYSE: JNY) today reported results for the first quarter ended April 2, 2011. Revenues for the first quarter of 2011 exceeded expectations and were $961 million, as compared with $887 million for the first quarter of 2010, an increase of 8.3%.

The Company reported adjusted earnings per share ("EPS") of $0.38 for the first quarter of 2011, as compared with adjusted earnings per share of $0.47 in the same period last year. The adjusted results exclude charges related to the impact of severance, asset impairments in retail locations to be closed and other costs related to restructuring activities, certain acquisition-related costs and other costs not considered relevant for period-over-period comparisons (see reconciliation of adjusted earnings to reported earnings in the accompanying schedule).

As reported under generally accepted accounting principles ("GAAP"), the Company reported net income of $0.30 per share for the first quarter of 2011, as compared with net income of $0.45 per share for the same period last year. The 2011 first quarter results include, among other items, costs and charges of approximately $11 million ($7 million after tax) related to the acquisition of the Stuart Weitzman business and other restructuring and strategic review costs. In the prior year quarter, results include costs and charges of approximately $3 million ($2 million after tax) related to the acquisition of the Robert Rodriguez business and other restructuring and strategic review costs.

Wesley R. Card, The Jones Group Chief Executive Officer, stated: "We are pleased that our revenues for the first quarter exceeded our expectations and registered an 8% increase over last year. The acquisition of Stuart Weitzman and growth across all segments contributed to this increase. While our gross margin declined, it was in line with expectations and better than the trend we experienced in the second half of 2010, as we effectively managed cost pressures and tightened our inventory plans for 2011."

Cash used by operations during the quarter was $137 million, compared with cash used by operations of $86 million in the prior year. The year-over-year change in cash used by operations of $51 million is primarily due to an increase in working capital. As previously announced, the Company issued $300 million of senior notes during the quarter. At quarter end, the Company has no amounts drawn under its $650 million of committed revolving credit facilities.

John T. McClain, The Jones Group Chief Financial Officer, commented: "Our financial position remains strong. We ended the quarter with approximately $307 million of cash and our revolver undrawn. We entered 2011 with a more conservative, tightened inventory buy plan. We will continue operating in the same manner throughout the remainder of 2011, focusing on our management of inventories and expenses to improve margins and maintain a strong balance sheet."

Mr. Card concluded: "We are cautiously optimistic that consumer spending will remain relatively strong. In the current environment of slow improvement in the overall economy, the consumer has been resilient and continues to buy into new and fresh designs. Given the mixed signals in the economic picture, we will continue to plan tightly and exercise discipline in all areas of our operations as we continue to strengthen and nurture our brand portfolio."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.05 per share to all common stockholders of record as of May 13, 2011 for payment on May 27, 2011.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jonesgroupinc.com (under Investor Relations/Conference Schedule). The call will be recorded and made available through May 5, 2011 and may be accessed by dialing 877-344-7529. Enter account number 449994. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website.

Presentation of Information in the Press Release

Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of this press release.

About The Jones Group Inc.

The Jones Group Inc. (www.jonesgroupinc.com) is a leading global designer, marketer and wholesaler of over 35 brands with best-in-class product expertise across five divisions: apparel, footwear, jeanswear, jewelry and handbags. The Jones Group has a reputation for innovation, excellence in product quality and value, operational execution and talent. The Company also markets directly to consumers through branded specialty retail and outlet stores and through its e-commerce sites.

The Company's nationally recognized brands and licensing agreements (L) include: Nine West, Jones New York, Anne Klein, Rachel Roy (L), Robert Rodriguez, Robbi & Nikki, Stuart Weitzman, B Brian Atwood (L), Boutique 9, Easy Spirit, Gloria Vanderbilt, l.e.i, Bandolino, Enzo Angiolini, Nine & Co., GLO, Joan & David, Joneswear, Andrew Marc/Marc Moto (L), Kasper, Energie, Evan Picone, Le Suit, Mootsies Tootsies, Grane, Erika, Napier, Jessica Simpson (L), Dockers (L), Sam & Libby, Givenchy (L), Judith Jack, Albert Nipon and Pappagallo.

Forward Looking Statements
Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expects," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  those associated with the effect of national, regional and international economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the tightening of the credit markets and the Company's ability to obtain capital on satisfactory terms;
  given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  the Company's ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;
  the integration of the organizations and operations of any acquired businesses into the Company's existing organization and operations;
  consolidation of the Company's retail customers;
  financial difficulties encountered by the Company's customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;
  the Company's reliance on independent foreign manufacturers, including political instability in countries where contractors and suppliers are located;
  changes in the costs of raw materials, labor, advertising and transportation;
  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;
  the Company's ability to successfully implement new operational and financial computer systems; and
  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

THE JONES GROUP INC.
CONSOLIDATED OPERATING RESULTS
(UNAUDITED)

All amounts in millions, except per share data	FIRST QUARTER
	2011		2010
Net sales	$949.0	98.7%	$876.1	98.7%
Licensing income	12.1	1.3	11.0	1.2
Other revenues	0.2	0.0	0.2	0.0
Total revenues	961.3	100.0	887.3	100.0
Cost of goods sold	630.6	65.6	561.1	63.2
Gross profit	330.7	34.4	326.2	36.8
SG&A expenses	269.5	28.0	249.9	28.2
Income from operations	61.2	6.4	76.3	8.6
Net interest expense and financing costs	(21.1)	(2.2)	(12.0)	(1.4)
Equity in income (loss) of unconsolidated affiliate	1.3	0.1	(1.8)	(0.2)
Income before provision for income taxes	41.4	4.3	62.5	7.0
Provision for income taxes	15.5	1.6	23.1	2.6
Net income	25.9	2.7	39.4	4.4
Less: income attributable to noncontrolling interest	0.2	0.0	0.2	0.0
Income attributable to Jones	$25.7	2.7%	$39.2	4.4%
Earnings per share (1)
Net income	$25.9		$39.4
Less: income attributable to noncontrolling interest	0.2		0.2
Income attributable to Jones	25.7		39.2
Less: income allocated to participating securities	0.8		1.7
Income available to common stockholders of Jones	$24.9		$37.5
Shares outstanding - diluted	83.4		82.4
Earnings per share - diluted	$0.30		$0.45

Percentages may not add due to rounding.

(1)	Earnings per share is calculated under the "two-class method," where income is allocated between common shares and participating securities (unvested restricted shares held by employees that have a nonforfeitable right to dividends). Both our common shares and participating securities share equally in dividend payments and earnings.

THE JONES GROUP INC.
Reconciliation of Non-GAAP Measures to GAAP
for the quarters ended April 2, 2011 and April 3, 2010

All amounts in millions, except per share data	FIRST QUARTER
	2011	2010
Operating income	$61.2	$76.3
Adjustments:
Items affecting segment income:
Impairment and other expenses related to retail store closure plan (a)	(0.5)	(0.2)
Charges associated with the bankruptcy of former U.K. licensee	-	0.2
Charges related to acquired businesses (b)	(0.1)	2.2
Other business development costs (c)	0.1	1.1
Lease-related costs for facilities closed in restructuring activities	0.4	(1.3)
Other restructuring expenses and certain other charges (d)	2.0	0.7
Total adjustments to operating income	1.9	2.7
Adjusted operating income	$63.1	$79.0
Income attributable to Jones (as reported)	$25.7	$39.2
Provision for income taxes	15.5	23.1
Adjustments to operating income, from above	1.9	2.7
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (e)	8.9	-
Adjusted income before provision for income taxes	52.0	65.0
Adjusted provision for income taxes	19.6	24.1
Adjusted income attributable to Jones	32.4	40.9
Less: adjusted income allocated to participating securities	(1.0)	(1.9)
Adjusted income available to common stockholders	$31.4	$39.0
Earnings per share - diluted (as reported)	$0.30	$0.45
Provision for income taxes	0.18	0.27
Items affecting segment income:
Impairment and other expenses related to retail store closure plan (a)	(0.01)	-
Charges associated with the bankruptcy of former U.K. licensee	-	-
Charges related to acquired businesses (b)	-	0.03
Other business development costs (c)	-	0.01
Lease-related costs for facilities closed in restructuring activities	0.01	(0.02)
Other restructuring expenses and certain other charges (d)	0.02	0.01
Adjustment of remaining consideration payable related to acquisition of Stuart Weitzman (e)	0.10	-
Adjusted income before provision for income taxes	0.60	0.75
Adjusted provision for income taxes	0.22	0.28
Adjusted earnings per share - diluted	$0.38	$0.47
Non-GAAP adjustments affecting revenue by segment:
Wholesale better apparel	$-	$-
Wholesale jeanswear	-	-
Wholesale footwear and accessories	-	-
Retail	-	-
Licensing, other & eliminations	-	-
Total	$-	$-
Non-GAAP adjustments affecting income by segment:
Wholesale better apparel (b,d)	$(0.2)	$2.2
Wholesale jeanswear (d)	0.9	(0.5)
Wholesale footwear and accessories (d)	1.4	0.3
Retail (a,d)	(0.3)	(0.4)
Licensing, other & eliminations (c,d)	0.1	1.1
Total	$1.9	$2.7
(a)	2011 and 2010 include severance, fixed asset impairment and other charges and credits related to the closure of underperforming retail locations.
(b)	2011 and 2010 include the amortization of the acquired order backlog and the fair value adjustment of the contingent consideration payable for the Robert Rodriguez acquisition. 2011 also includes the amortization of the acquired order backlog for the Stuart Weitzman acquisition.
(c)	2011 and 2010 include investment consulting fees, legal fees, accounting fees and other items related to the acquisitions and other business development activities.
(d)	2011 and 2010 include severance, occupancy, and other costs related to the exit from or restructuring of certain product lines and other charges not considered by management to be part of ongoing operations. 2010 also includes severance and other expenses associated with the closure of the Texas warehouse.
(e)	Represents the fair value adjustment in accordance with GAAP of the remaining consideration payable related to the acquisition of Stuart Weitzman.

THE JONES GROUP INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions	Wholesale Better Apparel	Wholesale Jeanswear	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended April 2, 2011
Revenues from external customers	$295.1	$226.6	$282.7	$144.8	$12.1	$961.3
Intersegment revenues	34.2	1.5	16.2	-	(51.9)	-
Total revenues	329.3	228.1	298.9	144.8	(39.8)	961.3
Segment income (loss)	$43.9	$26.8	$29.0	$(24.6)	$(13.9)	61.2
Segment margin	13.3%	11.7%	9.7%	(17.0% )		6.4%
Net interest expense						(21.1)
Equity in income of unconsolidated affiliate						1.3
Income before provision for income taxes						$41.4
Segment revenues	$329.3	$228.1	$298.9	$144.8	$(39.8)	$961.3
Adjustments affecting segment revenues	-	-	-	-	-	-
Adjusted segment revenues	$329.3	$228.1	$298.9	$144.8	$(39.8)	$961.3
Segment income (loss)	$43.9	$26.8	$29.0	$(24.6)	$(13.9)	$61.2
Adjustments affecting segment income	(0.2)	0.9	1.4	(0.3)	0.1	1.9
Adjusted segment income (loss)	$43.7	$27.7	$30.4	$(24.9)	$(13.8)	$63.1
Adjusted segment margin	13.3%	12.1%	10.2%	(17.2% )		6.6%

For the fiscal quarter ended April 3, 2010
Revenues from external customers	$284.3	$219.8	$230.3	$141.9	$11.0	$887.3
Intersegment revenues	35.5	1.2	12.1	-	(48.8)	-
Total revenues	319.8	221.0	242.4	141.9	(37.8)	887.3
Segment income (loss)	$57.2	$36.9	$24.2	$(22.7)	$(19.3)	76.3
Segment margin	17.9%	16.7%	10.0%	(16.0% )		8.6%
Net interest expense						(12.0)
Equity in loss of unconsolidated affiliate						(1.8)
Income before provision for income taxes						$62.5
Segment revenues	$319.8	$221.0	$242.4	$141.9	$(37.8)	$887.3
Adjustments affecting segment revenues	-	-	-	-	-	-
Adjusted segment revenues	$319.8	$221.0	$242.4	$141.9	$(37.8)	$887.3
Segment income (loss)	$57.2	$36.9	$24.2	$(22.7)	$(19.3)	$76.3
Adjustments affecting segment income	2.2	(0.5)	0.3	(0.4)	1.1	2.7
Adjusted segment income (loss)	$59.4	$36.4	$24.5	$(23.1)	$(18.2)	$79.0
Adjusted segment margin	18.6%	16.5%	10.1%	(16.3% )		8.9%

THE JONES GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

All amounts in millions	April 2, 2011	April 3, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$306.5	$222.2
Accounts receivable	506.4	441.4
Inventories	452.6	353.6
Prepaid income taxes	0.5	0.2
Deferred taxes	31.3	30.4
Other current assets	39.0	35.1
TOTAL CURRENT ASSETS	1,336.3	1,082.9
Property, plant and equipment, at cost, less accumulated depreciation and amortization	245.0	231.7
Goodwill	161.8	46.8
Other intangibles, less accumulated amortization	725.0	584.5
Other assets	137.4	109.4
	$2,605.5	$2,055.3
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$1.9	$2.3
Current portion of acquisition consideration payable	21.9	-
Accounts payable	177.1	160.4
Income taxes payable	0.2	11.3
Accrued expenses and other current liabilities	124.3	104.8
TOTAL CURRENT LIABILITIES	325.4	278.8
NONCURRENT LIABILITIES:
Long-term debt and obligations under capital leases	834.3	526.0
Income taxes payable	6.4	8.4
Deferred taxes	14.0	9.3
Acquisition consideration payable	193.5	21.0
Other	71.0	76.1
TOTAL NONCURRENT LIABILITIES	1,119.2	640.8
TOTAL LIABILITIES	1,444.6	919.6
EQUITY	1,160.9	1,135.7
	$2,605.5	$2,055.3

THE JONES GROUP INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

All amounts in millions	Three Months Ended
	April 2, 2011	April 3, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25.9	$39.4
Adjustments to reconcile net income to net cash used in operating activities, net of acquisitions:
Amortization of employee stock options and restricted stock	8.2	9.2
Depreciation and other amortization	18.5	20.9
Impairments of property, plant and equipment	1.6	0.7
Adjustments to acquisition consideration payable	8.7	0.8
Equity in (income) loss of unconsolidated affiliate	(1.3)	1.8
Provision for (recovery of) losses on accounts receivable	0.2	(0.3)
Deferred taxes	9.7	11.1
Other items, net	2.4	0.2
Changes in operating assets and liabilities:
Accounts receivable	(159.8)	(136.2)
Inventories	13.9	23.0
Accounts payable	(36.4)	(25.2)
Income taxes payable/prepaid taxes	18.4	10.8
Acquisition consideration payable	(4.5)	-
Other assets and liabilities, net	(42.3)	(42.4)
Total adjustments	(162.7)	(125.6)
Net cash used in operating activities	(136.8)	(86.2)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(32.9)	(8.7)
Acquisition of Moda Nicola International	-	(11.5)
Net cash used in investing activities	(32.9)	(20.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of 6.875% Senior Notes due 2019	300.0	-
Debt issuance costs	(6.4)	-
Acquisition of treasury stock	(10.0)	-
Dividends paid	(4.3)	(4.3)
Payments of acquistion consideration payable	(4.2)	-
Other	1.0	(0.8)
Net cash provided by (used in) financing activities	276.1	(5.1)
EFFECT OF EXCHANGE RATES ON CASH	(0.7)	0.3
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	105.7	(111.2)
CASH AND CASH EQUIVALENTS, BEGINNING	200.8	333.4
CASH AND CASH EQUIVALENTS, ENDING	$306.5	$222.2